Power of Attorney
I, Michael F. DeMane, 710 Medtronic Parkway, Minneapolis,
MN 55432-5604 do hereby appoint each of:

Terrance L. Carlson, Senior Vice President, General Counsel and Corporate Secretary, Medtronic, Inc., 710 Medtronic Parkway,
Minneapolis, MN 55432-5604

Gary A. Nelson, Vice President, Risk Management and Legal
Administrative Services, Medtronic, Inc., 710 Medtronic Parkway,
Minneapolis, MN 55432-5604

Neil P. Ayotte, Senior Legal Counsel, Medtronic, Inc., 710
Medtronic Parkway, Minneapolis, MN 55432-5604

As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities
Act of 1933.

In Witness Whereof, I have hereunder set my name this 21st day of October, 2004.

/s/ Michael F. DeMane
Michael F. DeMane

Specimen Signature of Attorney(s)-in-Fact

/s/ Terrance L. Carlson
Terrance L. Carlson

/s/ Gary A. Nelson
Gary A. Nelson

/s/ Neil P. Ayotte
Neil P. Ayotte

STATE OF MINNESOTA	)
COUNTY OF ANOKA	)

The foregoing instrument was acknowledged before me this 21st day of October, 2004.

/s/ Anne M. Ziebell
Notary Public